UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2007

The SCO Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West
Lindon, Utah 84042

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 765-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Items.

On January 12, 2007, The SCO Group, Inc. (“SCO” or the “Company”) issued a letter from its Chief Executive Officer, Darl McBride, to its partners and customers.  A copy of the letter is furnished as Exhibit 99.1 to this report.

The letter contains forward-looking statements concerning new updates to hardware certifications for our UNIX products, our expectations that new customers are being attracted to our mobile technologies, the innovative and productive benefits of our mobile products, the anticipated Day-Timer Mobile Solution, our continuing efforts to protect our intellectual property and pursue our remaining legal claims, our expectation that our legal costs in 2007 will be less than prior years, our expectation about cash expenditures for the 2007 fiscal year, our intention to operate our UNIX business on a cash flow positive basis, and that the combination of our existing UNIX business with our new Me Inc. mobile products and services will result in improved results during the 2007 fiscal year.  These forward-looking statements may not be realized and are subject to various risks and uncertainties, including those outlined in our SEC filings.  We undertake no obligation to update these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 12, 2007

THE SCO GROUP, INC.

By:	/s/ Bert Young
Name:	Bert Young
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to partners and customers from Darl McBride.